Exhibit 10.1
FIDELITY NATIONAL INFORMATION SERVICES, INC.
QUALIFIED RETIREMENT EQUITY PROGRAM
(effective January 1, 2021)

    Fidelity National Information Services, Inc. (the “Company”) established the Qualified Retirement Equity Program (the “Program”) effective January 1, 2021. The terms of the Program were approved by the Compensation Committee (“Compensation Committee”) of the Company’s Board of Directors, effective as of January 1, 2021, as may be amended from time to time. The Program shall remain in effect, subject to the right of the Compensation Committee to amend or terminate the Program at any time pursuant to Section 7.1 hereof.
ARTICLE I
PURPOSE OF THE PROGRAM
1.1    PURPOSE. The Program is a benefit available to holders of Company equity awards and participants in the ESPP Plan, who in each case, satisfy the requirements described herein, which provides for continued vesting of unvested equity awards and continued receipt of the Company ESPP match under the ESPP Plan following a Qualified Retirement from the Company (the “Retirement Benefit”). An eligible participant’s unvested equity awards will not be forfeited upon a Qualified Retirement, but will continue to vest in accordance with the terms of their respective grant agreements, contingent upon continued compliance with the restrictive covenants in the grant agreements (“Restrictive Covenants”) and execution of a release as described below. Similarly, eligible participants in the ESPP Plan will continue to vest and receive the quarterly Company ESPP match under the ESPP Plan following a Qualified Retirement for all ESPP contributions previously made by the eligible participant through their retirement date.
ARTICLE II
DEFINITIONS
2.1    EMPLOYEE. “Employee” means each person currently employed by an Employer.
2.2    EMPLOYER. “Employer” means the Company, a Subsidiary or a predecessor entity of the Company or its Subsidiary.
2.3    ESPP PLAN. “ESPP Plan” means the Fidelity National Information Services, Inc. Employee Stock Purchase Sub-Plan under the Plan.
2.4    PLAN. “Plan” means the Fidelity National Information Services, Inc. Amended and Restated 2008 Omnibus Incentive Plan, as amended and restated.
2.5     QUALIFIED RETIREMENT1. “Qualified Retirement” means an Employee who has accumulated a minimum of 65 points based upon age plus years of service (1 point per year, measured in whole years)
11 Reflects the definition of a Qualified Retirement for Employee participants located in the United States. Eligibility definitions for a Qualified Retirement may vary for Employee participants located outside of the United States to comply with applicable law. Please consult The People Office for the applicable definition of a Qualified Retirement for Employee participants located outside of the United States as determined upon the date of an Employee’s Notice of Retirement (defined below). The minimum age for a Qualified Retirement is 55 years old and the minimum years of service for a Qualified Retirement is 5 years.
Below are examples of eligible and ineligible scenarios for a Qualified Retirement (*minimum age of 55, plus minimum years of service of 5 years, must total a minimum of 65 points):
• 55 years old + 10 years of service: 65 points – Eligible Qualified Retirement
• 60 years old + 5 years of service: 65 points – Eligible Qualified Retirement
• 60 years old + 2 years of service: 62 points – Ineligible Qualified Retirement until 65 points reached
• 65 years old + 2 years of service: 67 points – Ineligible Qualified Retirement until 5 years of service
• 53 years old + 20 years of service: 73 points – Ineligible Qualified Retirement until 55th birthday
ARTICLE III
ELIGIBILITY, NOTICE AND RELEASE REQUIREMENT

3.1    ELIGIBILITY. To be eligible for the Retirement Benefit described herein an Employee must satisfy the applicable eligibility requirements of a Qualified Retirement at the time of Employee’s Notice of Retirement (defined below) and comply with the notice and release requirements described below.

3.2    NOTICE REQUIREMENT.

    (a) Employees satisfying the eligibility requirements for a Qualified Retirement will be required to provide advance written notice of their intent to retire (i) to their manager and (ii) by entering their intent to retire into Workday, the Company’s Human Resource Information System (“Notice of Retirement”). The Notice of Retirement must include the Employee’s preferred retirement date. During calendar year 2021, Employees must provide 12 months’ prior written Notice of Retirement before their proposed retirement date. Beginning in 2022 and thereafter, Employees must provide 6 months’ prior written Notice of Retirement before their proposed retirement date. Employees must satisfy the applicable eligibility requirements for a Qualified Retirement before providing a Notice of Retirement.

    (b) After reviewing an Employee’s Notice of Retirement, the Company will confirm or deny the Qualified Retirement based upon the eligibility requirements described in this Program and provide the Employee with an approved retirement date, such date to be a date prior to or at the end of the relevant notice period specified in the Notice of Retirement taking into account any contractual or statutory notice requirement but otherwise as determined at the absolute discretion of the Company. To the extent that the approved retirement date is prior to Employee’s preferred retirement date, Employee shall have no claim or right to salary or other compensation. During the notice period, the Company may implement changes to the Employee’s duties and responsibilities to facilitate transition of the Employee’s responsibilities.

3.3    RELEASE. On or effective on the final day of Employee’s employment with the Company, the Company may require that, as a condition to receiving the Retirement Benefit under this Agreement (other than due to Employee's death), Employee shall have executed a release of all claims against the Company and its affiliates and related parties in such form as is reasonably required by the Company. The Company may also require a certificate of compliance with the Restricted Covenants before one or all post-employment vesting dates.

ARTICLE IV
ELIGIBILITY OF LONG-TERM EQUITY AWARDS, VESTING AND DIVIDENDS

4.1    ELIGIBILITY OF LONG-TERM EQUITY AWARDS. All long-term equity awards granted under the Plan are eligible for the Retirement Benefit, including any special integration awards, unless specifically excluded in a grant agreement; provided, however, an equity award must be outstanding for a period of at least nine (9) months as of Employee’s eligible retirement date specified in the Notice of Retirement (regardless of whether the Company specifies an earlier approved retirement date) before it is eligible for the Retirement Benefit (the “Eligible Equity Awards”). If Employee gives a proper Notice of Retirement and the Company specifies an earlier approved retirement date inside of the required nine (9) month period, such affected equity will not be cancelled and will continue to be treated as an Eligible Equity Award.

4.2    VESTING OF ELIGIBLE EQUTY AWARDS. Following a Qualified Retirement, outstanding Eligible Equity Awards will continue to vest on the same terms as if the Employee had not retired, in accordance with the terms of the respective grant agreements (including the achievement of any stated performance metrics for a given performance period) notwithstanding the Employee’s termination of employment prior to the applicable vesting dates, subject to and contingent upon Employee’s continued compliance with the Restrictive Covenants in the respective grant agreements; provided, however that, solely with respect to restricted stock units and performance stock units granted to an Employee in March 2020 and only if the Employee has attained the requisite age and accumulated the requisite number of “points” for a Qualified Retirement during 2021 or 2022, the installment scheduled to vest and be paid in March 2023 shall be paid no later than March 15, 2023.

(a)     RESTRICTED STOCK AND RESRICTED STOCK UNIT AWARDS. The Company shares underlying the restricted stock and restricted stock units will be distributed in accordance with the original vesting dates reflected in the respective grant agreements, subject to applicable withholding tax withholdings (satisfied through the deduction of vested shares).

    (b)     PERFORMANCE STOCK, PERFORMANCE STOCK UNIT AND SPECIAL INTEGRATION AND OTHER AWARDS. The Company shares underlying the performance stock, performance stock units and special awards will be distributed in accordance with the original vesting dates and in amounts meeting the performance metrics reflected in the respective grant agreements, subject to applicable withholding tax (satisfied through the deduction of vested shares).

    (c)     STOCK OPTIONS. Unvested stock options will vest upon the dates set forth in the respective grant agreements. Upon vesting, stock options will remain exercisable until the expiration date set forth in the respective grant agreements.

4.3     DEATH OR DISABILITY. In the event of an Employee’s death or Disability at any time following an Employee’s notice of intent to retire and confirmation by the Company that such retirement is a Qualified Retirement, then all Eligible Equity Awards shall vest as of the date of the Employee’s death or disability as defined in the respective grant agreements.

4.4     DIVIDENDS. Dividend equivalents will continue to accrue under Eligible Equity Awards in accordance with the terms of the respective grant agreements, as if the equity holder had not retired.

ARTICLE V
EMPLOYEE STOCK PURCHASE PLAN TREATMENT

5.1     EMPLOYEE STOCK PURCHASE PLAN MATCHING CONTRIBUTIONS. Following a Qualified Retirement, the Company will continue to make matching contributions of Company stock in accordance with the terms of the ESPP Plan until all Employee contributions made under the ESPP Plan in the final twelve (12) month period of Employee’s employment with the Company have been matched by the Company in accordance with the terms of the ESPP Plan.

5.2     SALE OF COMMON STOCK UNDER THE ESPP. Shares of Company common stock purchased under the ESPP may be sold at any time after the Employee terminates employment with the Company.

5.3     DEATH OR DISABILITY. In the event of an Employee’s death or Disability at any time following an Employee’s notice of intent to retire and confirmation by the Company that such retirement is a Qualified Retirement, then the Company will continue to make matching contributions of Company stock under the ESPP Plan in accordance with the terms of this Program and the ESPP Plan.

ARTICLE VI
PROGRAM ADMINISTRATION

6.1     PROGRAM ADMINISTRATION.

(a)Authority to control and manage the operation and administration of the Program shall be vested in the Compensation Committee. The Compensation Committee shall have all powers necessary to supervise the administration of the Program and control its operations.

(b)In addition to any powers and authority conferred on the Compensation Committee elsewhere in the Program or by law, the Compensation Committee shall have the following powers and authority:
(i)To delegate the day to day administration of the Program to the Group Plans Committee (as defined below) or such other agent as determined by the Compensation Committee;
(ii)To administer, interpret, construe and apply the Program and to answer all questions that may arise or that may be raised under Program by an Employee, their beneficiary or any other person whatsoever;
(iii)To apply the terms and conditions of the Program by requiring any Employee to enter into an enrollment form or subscription agreement that sets forth the terms and conditions of the Employee’s enrollment under the Program, the agreement, and any country-specific appendices thereto;
(iv)To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Program; and
(v)To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient for the operation of the Program.

    (c)    Any action taken in good faith by the Committee in the exercise of authority conferred upon it by the Program shall be conclusive and binding upon an Employee and their beneficiaries. All discretionary powers conferred upon the Committee shall be absolute.

    (d)    To the extent permitted by applicable law and the Program, the Committee may delegate its authority hereunder. To the extent any individual or group has been delegated duties or authority under the Program, such person or group shall be considered the Committee for purposes of the Program to the extent the individual or group is acting within the scope of the delegation.
6.2    LIMITATION ON LIABILITY. No member of the Board or Compensation Committee (or any other person or member of a group to which administrative authority or duties have been delegated, including members of the Fidelity National Information Services, Inc. Group Plans Committee (the “Group Plans Committee”) shall be subject to any liability with respect to his or her duties under this Program unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Compensation Committee (and each other person or member of a group to which administrative authority or duties have been delegated, including members of the Group Plans Committee) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s conduct in the performance of his or her duties under this Program. For the avoidance of doubt, this Section 6.2 shall not be interpreted as limiting protections provided under the indemnification provisions in the Amended and Restated Fidelity National Information Services, Inc. 2008 Omnibus Incentive Plan.
ARTICLE VII
MISCELLANEOUS MATTERS

7.1    AMENDMENT AND TERMINATION. The Compensation Committee may amend, modify, or terminate the Program at any time. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Employee without the consent of such Employee.

7.2    BENEFITS NOT ALIENABLE. Benefits under the Program may not be assigned or alienated, whether voluntarily or involuntarily, except as expressly permitted in the Program. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
7.3    NO ENLARGEMENT OF EMPLOYEE RIGHTS. The Program is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Program shall be deemed to give the right to any Employee to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time.
7.4    GOVERNING LAW. The Program shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Program to the substantive law of another jurisdiction.
7.5    Section 409A Compliance. To the extent applicable, it is intended that the Plan, this Program and any Eligible Equity Awards agreements comply with the requirements of Section 409A and the Plan, this Program and any Eligible Equity Awards agreements shall be interpreted accordingly. All payments made under this Program or an Eligible Equity Award agreement shall be deemed separate payments for purposes of Section 409A. For purposes of any payment hereunder in respect of restricted stock units or performance stock units subject to Section 409A, references to the Employee’s termination of employment (or words of like import) shall mean the Employee’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)). Notwithstanding anything in the Plan, this Program, an Eligible Equity Award agreement or any employment agreement by and between the Employee and Employer to the contrary, if the Employee is a “specified employee” under Section 409A, no payment hereunder that is subject to Section 409A shall be made as a result of a “separation from service” of the Employee until the earlier of (i) the first business day following the six-month anniversary of the Employee’s separation from service or (ii) the date of the Employee’s death. To the extent permitted by Treasury Regulation Section 1.409A-3(j)(4)(ix), payment in respect of the restricted stock units and performance stock units subject to Section 4009A may be accelerated in connection with a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5) without the consent of the Employee.